UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

DOUGHERTY’S PHARMACY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-27945

Delaware	75-2900905
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5924 ROYAL LANE, SUITE 250

DALLAS, TEXAS 75230

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 972-250-0945

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement

On August 1, 2018, Dougherty’s Pharmacy, Inc. (the “Company”) was obligated to make payment of the outstanding principal of $3,956,192.95 plus $18,251.80 in accrued and unpaid interest under a $4,000,000 revolving credit facility (“the Revolver”) with the First National Bank of Omaha (the “Lender”). Failure to make this payment on the August 1, 2018, maturity date was an event of default under the Revolver. The accrued interest of $18,251.80 was paid on August 2, 2018. An event of default under the Revolver permits the Lender, among other things, to foreclose on the assets securing the Revolver, which includes certain retail pharmacy assets, specifically but not limited to, inventory, equipment, software, accounts receivable, intangibles and deposit accounts of the Company (the “Secured Assets”). In addition to the failure to make the payment on the maturity date, as of August 1, 2018, the Company was not in compliance with its covenant to maintain a minimum debt service coverage ratio of not less than 1.00 to 1.00, as defined under the Revolver. Failure to maintain this financial covenant also constitutes an event of default under the Revolver.

The Company does not currently have the ability to cure either events of default under the Revolver. Should the Lender elect to foreclose against the Secured Assets, it would significantly impair the Company's ability to continue as a going concern or to even be able to continue its operations. The Company is evaluating all of its options in light of these circumstances.

The Company is evaluating all of its options in light of these circumstances, including, without limitation, refinancing the indebtedness with another lender, entering into a settlement or workout arrangement with the Lender,  or obtaining a temporary waiver or forbearance from the Lender; provided, however, the Company can provide no assurances that any of these arrangements can be entered into or if entered into would be upon terms and conditions beneficial to and  acceptable by the Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2018

Dougherty’s Pharmacy, Inc.

By:	/s/ James C. Leslie
James C. Leslie Chairman, Chief Executive Officer, Interim President, and Interim Chief Financial Officer (Duly Authorized Principal Executive Officer and Principal Financial Officer)